Exhibit 10.8

DEALER MANAGER AGREEMENT

This Dealer Manager Agreement (this “Agreement”), dated as of November 23, 2020, is entered into by and among Steele Creek Capital Corporation, a Maryland corporation (the “Company”), Steele Creek Investment Management LLC, a Delaware limited liability company (the “Investment Adviser”), and S2K Financial LLC, a Delaware limited liability company (the “Dealer Manager”). The Company, the Investment Adviser and the Dealer Manager are collectively referred to herein as “Parties” and each as a “Party.”

1. Offering.

(a) The Company intends to offer and sell shares of capital stock of the Company (the “Shares”) in a private placement (the “Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”), on the terms and conditions described in the Confidential Private Placement Memorandum, dated November 24, 2020 (the “Memorandum Date”), with respect to the Offering of the Shares (as the same may be amended, revised or supplemented from time to time, the “Memorandum”).

(b) The Company will sell up to 450,000,000 Shares in the Offering at the per-share price, which may be subject to change, as more fully described in the Memorandum.

(c) It is understood that no sale of Shares will be effective unless and until accepted by the Company. The Company reserves the right in its sole discretion to reject any prospective purchaser’s subscription in whole or in part for any reason or no reason. The Shares will be offered continuously commencing on the Memorandum Date and continuing until the date upon which the Company, in its sole discretion, terminates the Offering (the “Offering Termination Date”).

2. Placement of Shares; Engagement of Dealer Manager.

(a) Subject to the terms and conditions set forth herein, the Company hereby engages and appoints the Dealer Manager as its exclusive agent and dealer manager in connection with the offer and sale of the Shares during the period commencing with the Memorandum Date and ending on the Termination Date (as defined in Section 11). The Dealer Manager is authorized to enter into agreements materially in the form as shall be pre-approved in writing by the Company (each, a “Participating Dealer Agreement”) with other broker-dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in good standing to solicit purchasers of the Shares in the Offering at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Memorandum (“Participating Dealers”). The Dealer Manager may also enter into participating adviser agreements, materially in the form as shall be pre-approved in writing by the Company (each, a “Participating Adviser Agreements”), with registered investment advisers registered with the Securities and Exchange Commission (the “SEC”) (such investment advisers, “Participating Advisers”), pursuant to which the Dealer Manager or its agent will agree to act as the broker-dealer of record for transactions executed by the clients of such Participating Advisers. The Dealer Manager will provide the Company a copy of each executed Participating Dealer Agreement and Participating Adviser Agreement promptly following execution thereof. The Dealer Manager shall obtain written consent from the Company (which consent shall not be unreasonably withheld) prior to terminating or suspending any Participating Dealer Agreement or Participating Adviser Agreement. The Dealer Manager shall keep the Company reasonably informed with respect to the Dealer Manager’s negotiations with prospective Participating Dealers and Participating Advisers. In offering subscriptions for Shares, the Dealer Manager and each Participating Dealer and Participating Adviser shall act solely as the Company’s agent and not as a principal. The Dealer Manager has no commitment with regard to the sale of the Shares. The Dealer Manager may not reject any subscription for Shares, in whole or in part, without the Company’s prior written consent (which consent shall not be unreasonably withheld). The Dealer Manager hereby accepts such engagement and agrees to use its best efforts to offer and sell the Shares in the Offering on the terms and conditions stated in the Memorandum and this Agreement.

(b) The Company has prepared copies of the Offering Materials (as defined below) for delivery to prospective purchasers of Shares in accordance with instructions provided by the Dealer Manager. The Dealer Manager shall only provide prospective purchasers of Shares with such information concerning the Company and the Offering as may be contained in (i) the Memorandum, (ii) the Registration Statement (as defined below), (iii) the subscription agreement for the Shares, in the form prepared by and approved by the Company (“Subscription Agreement”) and (iv) such other information or materials concerning the Company and the Offering as may be approved by the Company prior to such use (collectively with the Subscription Agreement and the Memorandum, the “Offering Materials”).

3. Representations and Warranties of the Company and the Investment Adviser. The Company hereby represents and warrants to the Dealer Manager that as of the date hereof and as of each date that Shares are sold hereunder; provided, that, to the extent such representations and warranties are given only as of a specified date or dates, the Company only make such representations and warranties as of such date or dates:

(a) The Company has prepared and filed with the SEC a registration statement on Form 10 (SEC File No. 000-56189) (the “Registration Statement”) with respect to the Shares in accordance in all material respects with applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations of the SEC promulgated thereunder. As of the date hereof, the SEC has not issued any stop order suspending the registration of the Shares under the Exchange Act, and no notices have been received by the Company or the Investment Adviser to the effect that any proceeding for that purpose has been instituted or is pending or threatened by the SEC under the Exchange Act.

(b) The Company is duly organized, validly existing and in good standing under the laws of the State of Maryland. The Investment Adviser is duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of the Company and the Investment Adviser has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Registration Statement and the Memorandum, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operation, or cash flows of the Company taken as a whole, or would materially and adversely affect the regulatory status of the Investment Adviser such that the Investment Adviser would be prevented from carrying out its obligations under the Investment Advisory Agreement (as defined below).

(c) The issuance and sale of the Shares have been duly authorized by the Company and, when issued and duly delivered against prompt payment therefor as contemplated by this Agreement, will be validly issued, fully paid, and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Shares by the Company are not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Company or any other agreement to which the Company is a party or otherwise.

(d) The Investment Adviser is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules and regulations promulgated thereunder.

(e) Each of the Company and the Investment Adviser has full power and authority to execute and deliver this Agreement and to perform each of their obligations hereunder, and the execution, delivery and performance of this Agreement constitutes a valid and binding obligation of each of the Company and the Investment Adviser, enforceable against each of them in accordance with its terms, except as the same may be subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(f) The Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Company’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

(g) Each of the Company and the Investment Adviser has obtained all necessary approvals, consents, licenses and registrations from any governmental entity or any other person or entity necessary to perform its obligations hereunder and shall maintain all such approvals, consents and registrations in full force and effect during the term of this Agreement.

(h) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by each of the Company and the Investment Adviser will not conflict with or constitute a default or violation under (i) each of the Company’s and the Investment Adviser’s certificate of formation, articles of incorporation or other organizational document or (ii) any contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over either of the Company or the Investment Adviser.

(i) Each of the Company’s and the Investment Adviser’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act, the Advisers Act, and the rules and regulations of the SEC applicable thereunder to BDCs.

(j) None of the Company, any of the Company’s predecessors, any director or executive officer of the Company or other officer of the Company participating in the Offering, managing member of the Company or any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to 506(d)(1)(viii) under the Securities Act (a “Disqualifying Event”), except for a Disqualifying Event covered by Rule 506(d)(2) or Rule 506(d)(3) under the Securities Act. The Company has exercised reasonable care to determine: (i) the identity of each person that is a Company Covered Person and (ii) whether any Company Covered Person is subject to a Disqualifying Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) under the Securities Act, and has furnished to the Dealer Manager a copy of any disclosures provided thereunder.

(k) With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of: (i) any Disqualifying Event relating to that Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to that Company Covered Person, in each case, occurring up to and including, the last date on which Shares are offered in the Offering.

(l) Each of the Registration Statement and the Memorandum will, during the term of this Agreement, comply in all material respects with the Exchange Act and the Securities Act, respectively, and will not contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Memorandum made in reliance upon and in conformity with information furnished in writing to the Company by the Dealer Manager or any Participating Dealer or Participating Adviser expressly for use in the Memorandum.

(m) The financial statements of the Company included in the Registration Statement, together with the related notes, present fairly, in all material respects, the financial position of the Company, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis, except as described in the notes thereto.

(n) The investment advisory agreement by and between the Company and the Investment Adviser (the “Investment Advisory Agreement”) has been duly authorized, executed, and delivered by the Company. The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act. The approval of the Investment Advisory Agreement by each of the board of directors and the initial stockholders of the Company has been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be treated as BDCs under the Investment Company Act.

4. Covenants of the Company and the Investment Adviser. Each of the Company and the Investment Adviser covenants and agrees for itself with the Dealer Manager as follows:

(a) The Company will, at no expense to the Dealer Manager, furnish the Dealer Manager and Participating Dealers and Participating Advisers designated by the Dealer Manager with such number of printed copies of the Memorandum and the other Offering Materials as the Dealer Manager may reasonably request, or reimburse the expense of printing such copies.

(b) The Company and the Investment Adviser will, at the Dealer Manager’s request, furnish through the Dealer Manager, to any prospective investor in Shares, copies of the Memorandum and such information as is reasonably requested and is reasonably available concerning matters material to such prospective investor’s decision to purchase (or commit to purchase) Shares. The Company will apply the proceeds from the sale of the Shares as stated in the Memorandum.

(c) The Company will use its commercially reasonable efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Company may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by the Investment Company Act.

(d) The Company will operate in a manner so as to enable the Company to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, for each taxable year during which it elects to be treated as a BDC under the Investment Company Act; provided, however, that at the discretion of the Company’s board of directors, it may elect to not be so treated.

(e) If any event relating to or affecting the Company or the Investment Adviser occurs, or the Company receives notice from the Dealer Manager that it believes such an event has occurred,  as a result of which the Company believes that it has become necessary to amend or supplement the Offering Materials so that they do not contain a misstatement of a material fact, an untrue statement of a material fact, or an omission of a material fact necessary to be disclosed in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the Company will so promptly inform the Dealer Manager and prepare and furnish to the Dealer Manager a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Offering Materials that will amend or supplement the Offering Materials so that, as so amended or supplemented, such Offering Materials do not contain any such misstatement, untrue statement, or omission.

(f) The Company will: (i) furnish copies of any proposed amendment or supplement of the Memorandum to the Dealer Manager; (ii) make any filings regarding the Offering that may be required by the SEC or any state securities administration; and (iii) if at any time the SEC or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager upon becoming aware of such order or action and will use its commercially reasonable efforts to obtain the lifting of such order or to prevent such other action at the earliest possible time.

(g) The Company will notify the Dealer Manager in writing, prior to any offering of Shares offered pursuant to the Offering, of: (i) any Disqualifying Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to any Company Covered Person.

(h) The Company shall make itself reasonably available to meet with the Dealer Manager, its employees, and its agents and to provide them with such information as they reasonably request regarding the Company and the Offering.

5. Representations and Warranties of the Dealer Manager. The Dealer Manager hereby represents and warrants to the Company and the Investment Adviser as of the date hereof and as of each date that Shares are sold hereunder; provided, that, to the extent such representations and warranties are given only as of a specified date or dates, the Dealer Manager only make such representations and warranties as of such date or dates:

(a) The Dealer Manager is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b) The Dealer Manager has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement constitutes a valid and binding obligation of the Dealer Manager, enforceable against it in accordance with its terms, except as the same may be subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

(c) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default or violation under (i) the Dealer Manager’s certificate of formation, operating agreement or other organizational document or (ii) any contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager.

(d) The Dealer Manager (i) is duly registered as a broker-dealer under the Exchange Act, (ii) is a member of FINRA in good standing, and (iii) is, or will be prior to the time of any offer or sale, a broker or dealer registered as such in those states and jurisdictions where the Dealer Manager is required to be registered in order to provide the services contemplated by this Agreement.

(e) The Dealer Manager and its officers, directors, employees and agents maintain in full force and effect all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to engage in any activities permitted by this Agreement, and will perform the placement and marketing activities in accordance with all applicable laws and regulations applicable to it, including those in the jurisdiction of each of each purchaser of Shares.

(f) Neither the Dealer Manager, nor any of its directors, executive officers, other officers participating in the offering of Shares, general partners or managing members, or any of the directors, executive officers or other officers participating in the offering of Shares of any such general partner or managing member (each, a “Dealer Manager Covered Person” and, collectively, the “Dealer Manager Covered Persons”), is subject to any Disqualifying Event, except for a Disqualifying Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof or, in the case of a Disqualifying Event occurring after the date hereof, prior to the date of any further offering of Shares.

(g) With respect to each Dealer Manager Covered Person, the Dealer Manager has established procedures reasonably designed to ensure that the Dealer Manager receives notice from each such Dealer Manager Covered Person of: (i) any Disqualifying Event relating to that Dealer Manager Covered Person and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to that Dealer Manager Covered Person, in each case, occurring up to and including, the last date on which Shares are offered in the Offering.

(h) With respect to anti-money laundering and anti-terrorist regulations, the Dealer Manager has taken all reasonable steps to ensure that the funds received from purchasers of Shares and invested in the Company do not constitute proceeds from activities that would be subject to anti-money laundering or similar or comparable acts or regulations under U.S. laws or other laws or regulations applicable to it; provided, that, with respect to U.S. laws or other laws or regulations applicable to it as well as internal policies and regulations that relate to “knowing your client” or money laundering, the Dealer Manager (i) has in place client verification procedures for the purpose of establishing the identity and source of funds of each purchaser of Shares, and (ii) has recorded evidence (the “Documentary Evidence”) establishing the identity and source of funds of each such purchaser and, if requested, will deliver such Documentary Evidence to the Company with the subscription documents or at any time during which the Shares are issued and outstanding and retain or procure the retention of such evidence for so long as is required by applicable law or regulation and internal policies.

(i) The Dealer Manager shall abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999; (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time.

6. Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with each of the Company and the Investment Adviser as follows, as of the date hereof and as of each date that Shares are sold hereunder:

(a) With respect to its participation and the participation by each Participating Dealer and Participating Adviser in the offer and sale of the Shares (including, without limitation any resales and transfers of Shares), the Dealer Manager will comply, and in its agreements with Participating Dealers and Participating Advisers will require each Participating Dealer and Participating Adviser to comply, in all material respects with all applicable requirements of (i) the Securities Act, the Exchange Act, the rules and regulations of the SEC promulgated under the Securities Act and the Exchange Act (including, without limitation, Regulation D) and all other federal rules and regulations applicable to the Offering and the sale of the Shares, (ii) applicable state securities or “blue sky” laws, (iii) the rules set forth in the FINRA rulebook applicable to the Offering, and (iv) the Participating Dealer Agreement or Participating Adviser Agreement, as applicable, and the Memorandum.

(b)  The Dealer Manager will, and in its agreements with Participating Dealers will require that each Participating Dealer (i) conduct all offering and solicitation efforts in a transaction or series of transactions intended to be exempt from the registration requirements under the Securities Act pursuant to Rule 506(b) of Regulation D and applicable state securities laws and regulations, (ii) not offer or sell Shares by any means otherwise inconsistent with this Agreement or the Memorandum, and (iii) not engage in any general advertising or general solicitation activities in any jurisdiction or in any manner in which it is unlawful for it to do so.

(c) The Dealer Manager shall obtain written consent from the Company (which consent shall not be unreasonably withheld) prior to (i) executing a Participating Dealer Agreement with a Participating Dealer that deviates in any material respect from the form of Participating Dealer Agreement approved by the Company provided to such Participating Dealer, or (ii) executing a Participating Adviser Agreement that deviates in any material respect from the form of Participating Adviser Agreement approved by the Company provided to such Participating Adviser.

(d) In connection with its activities hereunder, the Dealer Manager shall (i) exclusively use the Offering Materials and shall not include or make use of any other document or material, or furnish to any potential investor any other information, written or oral, respecting the Company or the offering of Shares, without the prior written consent of the Company, and (ii) deliver or cause to be delivered to each purchaser of Shares, at or prior to the time of any purchase of, or commitment to purchase, the Shares, copies of the most recent versions of the Offering Documents as supplied to it by the Investment Adviser or the Company.

(e) Without the prior written consent of the Company, the Dealer Manager will not solicit any offer to buy or offer to sell Shares to an investor that is a U.S. or non-U.S. state, locality or other governmental plan or political entity, agency, instrumentality (including any state-owned or controlled entity) or subdivision thereof (including a public pension plan).

(f) The Dealer Manager will, and will require that each of the Participating Dealers and Participating Advisers, suspend or terminate the offer and sale of Shares in the Offering upon request of the Company at any time and to resume offering and sale of the Shares in the Offering upon subsequent request of the Company in its sole discretion.

(g) The Dealer Manager will, and in its agreements with Participating Dealers will require each Participating Dealer to, maintain records related to each purchaser of Shares for so long as is required by applicable law or regulations and the Dealer Manager’s or such Participating Dealer’s internal policies and will maintain for a period of at least six years following the Offering Termination Date, information and documents disclosing the basis upon which the determination of suitability was reached as to each such investor.

(h) The Dealer Manager will notify the Company in writing, prior to any offering of Shares of: (i) any Disqualifying Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 5(f) above and (ii) any event that would, with the passage of time, become a Disqualifying Event relating to any Dealer Manager Covered Person.

(i) The Dealer Manager will, and will require each Participating Dealer and Participating Adviser to, only offer Shares to persons it reasonably believes, on the basis of information obtained from the potential investor concerning the investor’s investment objectives, other investments, financial situation and needs, and any other information known by the Dealer Manager or an associated person: (i) is an “accredited investor” as that term is defined in Rule 501(a) under the Securities Act and meets the other investor suitability requirements as may be established by the Company and set forth in the Memorandum; (ii) has such knowledge and experience in financial and business matters that the offeree is capable of evaluating the merits and risks of an investment in the Shares and (iii) is a person for which an investment in the Shares is otherwise suitable. The Dealer Manager will require at the time of any sale of Shares that the investor certify the basis underlying the foregoing qualifications.

(j) The Dealer Manager will furnish or cause to be furnished to the Company upon request a complete list of all persons who have been offered or purchased Shares and such other information regarding the offer and sale of Shares in the Offering as the Company may reasonably request.

(k) The Dealer Manager will not reallow or share any of the commissions that it receives pursuant to this Agreement with any person unless such person (i) is properly registered as a broker-dealer with the SEC and all applicable states and possesses all other licenses, registrations and approvals required to receive such commissions, and (ii) is a member of FINRA in good standing.

(l) The Dealer Manager has submitted (or will submit within 15 days of the first sale in the Offering) to FINRA a copy of the Memorandum and any other related offering documents, including any materially amended versions thereof (the “FINRA Filing”). The Dealer Manager will update the FINRA Filing from time to time as necessary to comply with the terms of FINRA Rule 5123.

7. Fees and Expenses.

(a) Selling Commissions. Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum, the Company will pay the Dealer Manager up-front selling commissions in the amount of up to three percent (3.0%) of the Company’s net asset value per Share (“Selling Commissions”); provided, however, that no such Selling Commissions will be paid with respect to any Shares sold to the Investment Adviser, the Dealer Manager, their respective affiliates, or such other investors designated by the Dealer Manager. The Dealer Manager will reallow all Selling Commissions to Participating Dealers pursuant to the terms of the Participating Dealer Agreements.

(b) Dealer Manager Fee. Subject to any discounts and other special circumstances described in or otherwise disclosed in the Memorandum, the Company will pay the Dealer Manager an up-front dealer manager fee in the amount of up to two and half percent (2.5%) of the Company’s net asset value per Share (“Dealer Manager Fee”); provided, however, that no such Dealer Manager Fee will be paid with respect to any Shares sold to the Investment Adviser, the Dealer Manager, their respective affiliates, or such other investors designated by the Dealer Manager. The Dealer Manager may reallow a portion of the Dealer Manager Fees to Participating Dealers pursuant to the terms of the Participating Dealer Agreements. The Dealer Manager’s reallowance of Dealer Manager Fees to a particular Participating Dealer shall be as set forth in Schedule 1 to the Participating Dealer Agreement with such Participating Dealer.

(c) Shareholder Servicing Fee. The Company will pay to the Dealer Manager a shareholder servicing fee (“Shareholder Servicing Fee”), which will accrue at an annual rate equal to 0.0% with respect to the proportion of the Company’s net assets up to $28.2 million and 1.0% of the Company’s net assets over $28.2 million. The Shareholder Servicing Fee will be payable on a monthly basis pursuant to the Shareholder Services Plan. With respect to each share sold, the Shareholder Servicing Fee will be paid until the third anniversary of the applicable month of purchase. The Dealer Manager may reallow a portion of the Shareholder Servicing Fee to Participating Dealers pursuant to the terms of the Participating Dealer Agreements.

(d) Obligations to Participating Dealers. Selling Commissions and Dealer Manager Fees payable pursuant this Section 7 and received by the Dealer Manager may be reallowed to the Participating Dealer who sold the Shares giving rise to such Selling Commissions and Dealer Manager Fees as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer. Neither the Company nor the Investment Adviser will be liable or responsible to any Participating Dealer for direct payment or reallowance of any such Selling Commissions or Dealer Manager Fees to such Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment or reallowance of any such Selling Commissions or Dealer Manager Fees to Participating Dealers.

(e) Company Expenses. Subject to the limitations set forth in the Memorandum and below, the Company agrees to pay all costs and expenses incident to the Offering that the Company has previously approved in writing, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (i) the preparation of the Memorandum and any amendments or supplements thereto, and the printing and furnishing of copies thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (ii) the preparation, issuance and delivery of certificates, if any, for the Shares, including any stock or other transfer taxes or duties payable upon the sale of the Shares; (iii) all fees and expenses of the Company’s legal counsel, independent public or certified public accountants and other advisors; (iv) the fees and expenses of any transfer agent or registrar for the Shares and any miscellaneous expenses referred to in the Memorandum; (v) all costs and expenses incident to the travel and accommodation of the Investment Adviser’s personnel, in making presentations to Participating Dealers and other broker-dealers and financial advisors with respect to the Offering; and (vi) the performance of the Company’s other obligations hereunder.

(f) Dealer Manager Expenses. The Company shall reimburse the Dealer Manager for all costs and expenses reimbursable to the Dealer Manager incurred prior to the date hereof. During the term hereof, the Company shall reimburse the Dealer Manager for all actual, out-of-pocket expenses incurred by the Dealer Manager in connection with the following: (i) costs and expenses of conducting educational conferences and seminars, attending and/or sponsoring broker-dealer sponsored conferences, industry sponsored conferences, informational seminars and educational conferences sponsored by the Company, (ii) reasonable non-accountable diligence expenses and reasonable bona fide due diligence expenses, including expenses associated with third-party due diligence reports and expenses related to the due diligence and third party training and training-related materials, education forums, and Participating Dealer or Participating Adviser conference fees, set forth in an itemized and detailed invoice provided to the Company (including reasonable travel, lodging and meal expenses and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer, registered investment adviser or other financial institution or intermediary and their personnel), (iii) customary promotional items, (iv) fees and expenses of legal counsel to the Dealer Manager, and (v) technology-related costs and expenses associated with the initial integration of the Offering, and costs and expenses associated with providing information regarding the Shares. (collectively, “Reimbursable Expenses”). Any Reimbursable Expenses reimbursed pursuant to this Section 7(f) will be reimbursed to the Dealer Manager within thirty (30) days of the Dealer Manager’s presentation to the Company of an itemized invoice or receipt or such other documentation as the Company may deem reasonably acceptable for such Reimbursable Expenses.

8. Liability; Indemnification.

(a) To the maximum extent permitted by applicable law, the Company shall indemnify, defend and hold harmless the Dealer Manager, each Participating Dealer, each Participating Adviser and each of their respective officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Dealer Manager Indemnified Persons”) from and against any losses, claims (including reasonable attorneys’ fees and the reasonable cost of investigation), damages or liabilities, joint or several (“Losses”), to which any Dealer Manager Indemnified Person may become subject insofar as such Losses arise out of or are based upon: (i) any (1) untrue statement or alleged untrue statement of a material fact contained in any Offering Materials or (2) omission or alleged omission of a material fact required to be stated in any Offering Materials or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that such indemnity shall not apply to any such Losses arising out of or based upon an untrue statement or alleged untrue statement of material fact or an omission or alleged omission of material fact in any information furnished by or on behalf of the Dealer Manager or by or on behalf of any Dealer Manager Indemnified Persons specifically for inclusion in the Offering Materials; (ii) any material breach by the Company of a representation, warranty or covenant made by the Company in this Agreement; or (iii) any material failure by the Company to comply with state or federal securities laws applicable to the Offering; provided, however, that the Company shall not provide any such indemnification to the extent it has been determined by a court of competent jurisdiction that such Losses resulted from a Dealer Manager Indemnified Person’s fraud, willful misconduct, gross negligence, or a material breach of a representation, warranty or covenant herein.

(b) To the maximum extent permitted by applicable law, the Dealer Manager will indemnify, defend and hold harmless the Company, each of the Company’s officers, employees, members, managers, partners, affiliates, agents and representatives, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Persons”) against all Losses to which any Company Indemnified Person may become subject insofar as such Losses arise out of or are based upon: (i) any action or omission by the Dealer Manager in connection with the performance of its duties under this Agreement that is determined by a court of competent jurisdiction to have constituted fraud, willful misconduct or gross negligence, (ii) a material breach by the Dealer Manager of any representation, warranty or covenant made by it pursuant to this Agreement, (iii) any material breach by the Dealer Manager of applicable securities laws or regulations in connection with its performance of its obligations under this Agreement, or (iv) any (1) untrue statement or alleged untrue statement of material fact contained in any Offering Materials or (2) omission or alleged omission of a material fact required to be stated in any Offering Materials or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, in each case described in this clause (iv) to the extent, but only to the extent, that such untrue statement or alleged untrue statement of material fact or omission or alleged omission of a material fact was made in reliance upon and in conformity with written information that was furnished to the Company by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of and inclusion in the Offering Materials.

(c) By virtue of entering into a Participating Dealer Agreement or a Participating Adviser Agreement, as applicable, each Participating Dealer and Participating Adviser will severally agree to indemnify, defend and hold harmless the Company, the Dealer Manager and each of their respective officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any Losses to which any such person may become subject, as more fully described in each Participating Dealer Agreement and Participating Adviser Agreement.

(d) Promptly after receipt by a Dealer Manager Indemnified Person or an Company Indemnified Person (collectively, “Indemnified Persons”) under this Section 8 of notice of any claim or the commencement of any action, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 8 (each an “Indemnifying Party”), notify such Indemnifying Party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Indemnifying Party will not relieve such Indemnifying Party from any liability which it may have to an Indemnified Person unless such failure materially affects or prejudices such Indemnifying Party. If any such claim or action is brought against any Indemnified Person, and an Indemnifying Party is notified thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified party, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Person (which consent may not be unreasonably withheld or delayed). After notice from the Indemnifying Party to the Indemnified Person of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Person under this Section 8 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs of investigation in connection with the defense. The Indemnified Person will have the right to employ its own counsel in any such action, provided that the fees, expenses and other charges of such counsel will be at the expense of such Indemnified Person unless (i) the employment of counsel by the Indemnified Person has been authorized in writing by the Indemnifying Party, (ii) a conflict or potential conflict exists (based on advice of counsel to the Indemnified Person) between the Indemnified Person and the Indemnifying Party (in which case the Indemnifying Party will not have the right to assume the defense of such action on behalf of the Indemnified Person) or (iii) the Indemnifying Party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnifying Party or Parties. No compromise or settlement of any claim may be effected by an Indemnifying Party without the Indemnified Person’s prior consent, unless (i) such compromise or settlement does not include a finding or admission by the Indemnified Person of any violation of any law, rule or regulation or any violation of the rights of any person, (ii) each Indemnified Person is unconditionally released from all liability arising therefrom, and (iii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party.

9. Contribution.

(a) If the indemnification provided for in Section 8 is for any reason unavailable to or insufficient to hold harmless an Indemnified Person in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each Indemnifying Party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Person, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Dealer Manager and Participating Dealer, respectively, from the offer and sale of the Shares pursuant to this Agreement and any Participating Dealer Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Dealer Manager and Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Dealer Manager and Participating Dealer, respectively, in connection with the offer and sale of the Shares pursuant to this Agreement and any Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company, and the total Selling Commissions and Dealer Manager Fees received by the Dealer Manager and Participating Dealer, respectively, bear to the aggregate initial price of the Shares as set forth in the Memorandum.

(b) The relative fault of the Company, the Dealer Manager and Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Company, the Dealer Manager or Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(c) The Company, the Dealer Manager and Participating Dealer (by virtue of entering into the Participating Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Person and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(d) For the purposes of this Section 9, the Dealer Manager’s Indemnified Persons shall have the same rights to contribution of the Dealer Manager, and the Company’s Indemnified Persons shall have the same rights to contribution of the Company.

(e) Notwithstanding the provisions of this Section 9, no Participating Dealer shall be required to contribute any amount by which the total price at which the Shares sold to the public by such Participating Dealer exceeds the amount of any damages which such Participating Dealer would have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

10. Survival of Provisions. The respective agreements, representations and warranties of the Parties set forth in this Agreement shall remain operative and in full force and effect until the Termination Date. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 7, 8, 9, 10, 11 and 13 (including the sections referenced therein for purposes of such surviving section), all of which will, subject to their respective terms, survive the termination of this Agreement.

11. Term and Termination.

(a) Term; Automatic Termination. This Agreement shall commence as of the Memorandum Date and will automatically terminate, without the requirement for further action by any Party, upon the Offering Termination Date; provided, however, that this Agreement may be terminated at an earlier date by the Dealer Manager or by the Company pursuant to this Section 11 (the date upon which this Agreement automatically terminates or is earlier terminated by a Party hereto is referred to herein as the “Termination Date”).

(b) Termination by the Dealer Manager. The Dealer Manager may terminate this Agreement immediately and without penalty, subject to any applicable cure period described below, upon delivery of written notice of termination by the Dealer Manager to the Company and the Investment Adviser, if any of the following events occur (each a “Dealer Manager Cause Event”):

(i) a court of competent jurisdiction (1) enters a decree or order for relief in respect of the Company or the Investment Adviser in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) appoints a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Company or the Investment Adviser or for any substantial part of their property or (3) orders the winding up or liquidation of the Company’s or the Investment Adviser’s affairs;

(ii) the Company or the Investment Adviser (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) consents to the entry of an order for relief in an involuntary case under any such law, (3) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian or trustee (or similar official) of it or for any substantial part of its property, or (4) makes any general assignment for the benefit of creditors or fails generally to pay its debts as they become due;

(iii) the Company materially amends, alters or changes the Company’s investment strategy from the investment strategy described in the Memorandum without the consent of the Dealer Manager (which consent shall not be unreasonably withheld);

(iv) fraud, willful misconduct or gross negligence by the Company or the Investment Adviser in connection with (1) the performance of the Company or the Investment Adviser of their obligations under this Agreement or (2) the performance of the Investment Adviser’s obligations under the Investment Advisory Agreement;

(v) a material breach of any representation, warranty, covenant or other term of this Agreement by the Company or the Investment Adviser that, if capable of being cured where such cure would not otherwise be futile, remains uncured thirty (30) days after the Company and the Investment Adviser receive written notice of such material breach from the Dealer Manager.

The Company agrees that if any of the Dealer Manager Cause Events specified in subsections (i), (ii), or (iii) above occur, the Company will give prompt written notice thereof to the Dealer Manager, and in no event later than seven (7) days after the date the Company becomes aware of the occurrence of such Dealer Manager Cause Event.

(c) Termination by the Company. The Company may terminate this Agreement without penalty, subject to any applicable cure period described below, upon 30 days written notice of termination by the Company to the Dealer Manager or immediately if any of the following events occur (each a “Company Cause Event”):

(i) a court of competent jurisdiction (1) enters a decree or order for relief in respect of the Dealer Manager in any involuntary case under the applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) appoints a receiver, liquidator, assignee, custodian or trustee (or similar official) of the Dealer Manager or for any substantial part of its property or (3) orders the winding up or liquidation of the Dealer Manager’s affairs;

(ii) the Dealer Manager (1) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (2) consents to the entry of an order for relief in an involuntary case under any such law, (3) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian or trustee (or similar official) of it or for any substantial part of its property, or (4) makes any general assignment for the benefit of creditors or fails generally to pay its debts as they become due;

(iii) fraud, willful misconduct or gross negligence by the Dealer Manager in connection with the performance of its obligations under this Agreement;

(iv) a material breach of any representation, warranty, covenant or other term of this Agreement by the Dealer Manager that, if capable of being cured where such cure would not otherwise be futile, remains uncured thirty (30) days after the Dealer Manager receive written notice of such material breach from the Company or the Adviser; or

(v) the termination of the Services Agreement, dated [●], 2020, by and among S2K Servicing LLC (the “Service Provider”), the Company and the Investment Adviser (the “Services Agreement”).

(d)  The Dealer Manager agrees that if any of the events specified in subsections (i), (ii) or (iii) above occur, the Dealer Manager will give prompt written notice thereof to the Company and the Investment Adviser and in no event later than seven (7) days after the occurrence of such event.

(d) Company Obligations Upon Termination. The Company, upon termination of this Agreement, shall pay to the Dealer Manager all earned but unpaid fees and compensation, including Selling Commissions, Dealer Manager Fees, Shareholder Servicing Fees, and all incurred expense reimbursements to which the Dealer Manager is entitled pursuant to Section 7 of this Agreement up to and as of the Termination Date.

(e) Dealer Manger Obligations Upon Termination. The Dealer Manager, upon termination of this Agreement, shall promptly deliver to the Company all records and documents in its possession which relate to the Offering, and shall notify the Participating Dealers of such termination. Upon termination of this Agreement, the Dealer Manager shall use its reasonable efforts to cooperate with the Company, the Investment Adviser and any other party that may be reasonably necessary to accomplish an orderly transfer to any successor entity of the operation and management of the services the Dealer Manager provided pursuant to this Agreement.

12. Notices. Any notice, approval, request, authorization, direction or other communication required or permitted under this Agreement shall be in writing and shall be deemed given (a) when delivered personally or via commercial messenger, or (b) on the first business day after deposit with a nationally recognized overnight delivery service, provided such deposit occurs prior to the deadline imposed by such service for overnight delivery; provided, that any such notice shall be followed by a copy sent via e-mail or facsimile (which copy sent via e-mail or facsimile shall not, on its own, constitute the delivery of notice for purposes of this Agreement), in each case provided such communication is addressed to the intended recipient thereof as set forth below:

If to the Dealer Manager:

S2K FINANCIAL LLC

201 N New York Ave Suite 200

Winter Park, FL 32789

Attention: Neil Cohen

E-mail: ncohen@s2kco.com

With a copy to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, Georgia 30309

Attention: Rosemarie A. Thurston

Email: rosemarie.thurston@alston.com

If to the Company:

STEELE CREEK CAPITAL CORPORATION

112 W. 34th Street

New York, NY 10001

Attention: Marie Bober

Email: marie.bober@moelisam.com

With a copy to:

Dechert LLP

100 K Street NW

Washington, D.C. 20006

Attention: Harry S. Pangas

Email: harry.pangas@dechert.com

If to the Investment Adviser:

STEELE CREEK INVESTMENT MANAGEMENT LLC

112 W. 34th Street

New York, NY 10001

Attention: Marie Bober

Email: marie.bober@moelisam.com

With a copy to:

Dechert LLP

100 K Street NW

Washington, D.C. 20006

Attention: Harry S. Pangas

Email: harry.pangas@dechert.com

Any Party may change its address specified above by giving the other Parties notice of such change in accordance with this Section 12.

13. Exclusivity.

(a) The Investment Adviser hereby agrees as follows (collectively, the “Adviser Exclusivity”):

(i) the Investment Adviser will work exclusively with the Dealer Manager to distribute and sell (A) the Shares in the Offering (subject to the rights of the Company to terminate this Agreement pursuant to Section 11 hereof), and (B) any securities of the Company (or any other entity formed by the Investment Adviser, Moelis Asset Management LP, a Delaware limited partnership (the “Sponsor”), or their respective affiliates as a replacement or successor to the Company) sold pursuant to any private offering or public offering; and

(ii) the Investment Adviser will not sponsor or advise another BDC, corporation, limited liability company, limited partnership or other investment entity or vehicle (each, an “Investment Vehicle”), the securities of which are to be distributed in the U.S. retail investor market through independent financial advisors, broker-dealers or wirehouses during the period of time commencing upon the Memorandum Date and terminating on the date that is twelve months after the later of (A) the Termination Date and (B) last day upon which the Dealer Manager is distributing the securities of the Company (or any other entity formed or sponsored by the Investment Adviser, the Sponsor or any of their respective affiliates as a replacement or successor to the Company) in a private offering or in any public offering.

(iii) Notwithstanding the foregoing, the Investment Adviser may terminate the Adviser Exclusivity immediately upon delivery of written notice of such termination to the Dealer Manager in the event that:

(1) the Dealer Manager’s license or registration to act as a broker-dealer is revoked or suspended by FINRA, the SEC or any other regulatory agency or the Dealer Manager is otherwise prohibited from selling the securities of Company in any U.S. state or territory for regulatory or other reasons, and such revocation, suspension or prohibition is not cured within sixty (60) days of the date of such occurrence;

(2) the Dealer Manager is (A) charged with a felony or reasonably alleged to have violated any material rule or regulation of the SEC, FINRA or any other regulatory body or (B) formally charged with or becomes subject to a formal investigation related to a felony or any violation of any material law, rule or regulation of the SEC, FINRA or any other regulatory body;

(3) the Dealer Manager or any of its affiliates commits fraud, willful misconduct, gross negligence or otherwise commits a breach of any material term of this Agreement (subject to any applicable cure periods with respect to an such breach set forth in this Agreement);

(4) this Agreement is terminated by the Company for an Issuer Cause Event; and

(5) the Services Agreement dated of even date herewith among the Company, the Investment Adviser, and S2K Servicing, LLC is terminated by the Investment Adviser pursuant to Section 12(a) thereof.

(iv) Notwithstanding anything to the contrary, the Adviser Exclusivity shall automatically terminate in the event that the Dealer Manager declines to accept engagement on reasonable and customary terms as the exclusive dealer manager or placement agent with respect to an offering of securities by an Investment Vehicle that is reasonably determined by the Investment Adviser or its Affiliates to be a viable investment program.

14. Miscellaneous.

(a) Governing Law. This Agreement and any matters arising out of or relating in any way whatsoever to this Agreement (whether in contract, tort or otherwise) shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(b) Execution in Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile or PDF, each of which when so executed and delivered shall constitute one and the same instrument.

(c) Binding Agreement: Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns, and no other person shall have any right or obligation hereunder.

(d) Assignment. Neither this Agreement, or any Party’s rights or obligations hereunder, may be assigned by any Party without the prior written consent of the other Parties.

(e) Amendments. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by an instrument in writing signed by all Parties.

(f) Severability. In the event that any provision of this Agreement is held to be invalid or unenforceable in any jurisdiction, such provision shall be deemed modified to the minimum extent necessary so that such provision, as so modified, shall no longer be held to be invalid or unenforceable. Any such modification, invalidity or unenforceability shall be strictly limited both to such provision and to such jurisdiction, and in each case to no other. Furthermore, in the event of any such modification, invalidity or unenforceability, this Agreement shall be interpreted so as to achieve the intent expressed herein to the greatest extent possible in the jurisdiction in question and otherwise as set forth herein.

(g) Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES HERETO WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT. The Parties agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved within the Borough of Manhattan, City of New York, and State of New York. Accordingly, the Parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the Borough of Manhattan, City of New York, and State of New York. The Parties further agree that any such action or proceeding brought by either Party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such Party exclusively in the federal or state courts, or appropriate arbitral body, located within the Borough of Manhattan, City of New York, and State of New York.

(h) Status of Parties. The Dealer Manager, on the one hand, and the Company and the Investment Adviser, on the other hand, shall be deemed to be an independent contractor with respect to the other and, none of the Dealer Manager on the one hand, and the Company and the Investment Adviser, on the other hand, shall have authority to act for or represent the other. Nothing contained herein shall create a partnership, joint venture, association, syndicate, unincorporated business, or other separate entity, nor shall this Agreement be deemed to confer on any Party any express, implied, or apparent authority to incur any obligation or liability on behalf of any other Party.

(i) Entire Agreement. This Agreement shall constitute the entire agreement and understanding among the Parties with respect to the subject matter hereof and shall supersede any prior understanding or agreement, oral or written with respect thereto.

(j) Third Party Beneficiaries. Except for the persons and entities not a party to this Agreement referred to in Section 8, there shall be no third party beneficiaries of this Agreement, and no provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Except for the persons and entities not a party to this Agreement referred to in Section 8, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against any Party to this Agreement. For the avoidance of doubt, each Participating Dealer is a third-party beneficiary with respect to this Agreement and may enforce its rights, to the extent set forth herein, against any Party to this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties to this Agreement have caused it to be duly executed and delivered as of the date first above written.

STEELE CREEK CAPITAL CORPORATION

By:	Steele Creek Investment Management LLC

By:
Name:
Title:

STEELE CREEK INVESTMENT MANAGEMENT LLC

By:
Name:
Title:

S2K FINANCIAL LLC

By:
Name:
Title: